AMERICAN SKANDIA ADVISOR FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

         AMERICAN SKANDIA ADVISOR FUNDS, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Charter of the Corporation is hereby amended as follows:

     (1) Article SIXTH subsection (a) of the Charter is amended in its entirety to read as follows:

                      (a) The total number of shares of stock of all classes and series which the Corporation has authority to issue is five billion, five hundred million (5,500,000,000) shares of capital stock (par value $.001 per share), amounting in aggregate par value to five million, five hundred thousand ($5,500,000). All of the authorized shares of capital stock of the Corporation are initially classified as "Common Stock" of which two hundred and twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Founders International Small Capitalization Fund," two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF T. Rowe Price International Equity Fund," one hundred million (100,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Janus Small-Cap Growth Fund," two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF T. Rowe Price Small Company Value Fund," two hundred eighty million (280,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Janus Capital Growth Fund," two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF INVESCO Equity Income Fund," two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF American Century Strategic Balanced Fund," two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Federated High Yield Bond Fund," two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Total Return Bond Fund," one billion, five hundred million (1,500,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF JPM Money Market Fund," one hundred million (100,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Janus Overseas Growth Fund," two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Oppenheimer Large-Cap Growth Fund," two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Lord Abbett Growth and Income Fund," two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Neuberger Berman Mid-Cap Growth Fund," two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Neuberger Berman Mid-Cap Value Fund," two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Marsico Capital Growth Fund," two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF MFS Growth with Income Fund," two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Bankers Trust Managed Index 500 Fund," two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF AIM International Equity Fund," and two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Kemper Small-Cap Growth Fund". The ASAF Founders International Small Capitalization Fund, the ASAF T. Rowe Price International Equity Fund, the ASAF Janus Small-Cap Growth Fund, the ASAF T. Rowe Price Small Company Value Fund, the ASAF Janus Capital Growth Fund, the ASAF INVESCO Equity Income Fund, the ASAF American Century Strategic Balanced Fund, the ASAF Federated High Yield Bond Fund, the ASAF Total Return Bond Fund, the ASAF JPM Money Market Fund, the ASAF Janus Overseas Growth Fund, the ASAF Oppenheimer Large-Cap Growth Fund, the ASAF Lord Abbett Growth and Income Fund, the ASAF Neuberger Berman Mid-Cap Growth Fund, the ASAF Neuberger Berman Mid-Cap Value Fund, the ASAF Marsico Capital Growth Fund, the ASAF MFS Growth with Income Fund, the ASAF Bankers Trust Managed Index 500 Fund, the ASAF AIM International Equity Fund, the ASAF Kemper Small-Cap Growth Fund and any other series of Common Stock which is preferred over all other series in respect of the assets belonging to that series as hereinafter provided are referred to individually as a "Fund" and collectively as the "Funds." Each Fund shall initially have five classes of shares, designated Class A, Class B, Class C, Class X Shares and New Class X Shares. The number of authorized shares of each such class of a particular Fund shall consist at any time of the sum of (x) the outstanding shares of that class of that Fund and (y) one fifth of the authorized but unissued shares of all classes of that Fund; provided, however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class B, Class C, Class X and New Class X shares of any Fund shall not exceed the authorized number of shares of the Fund. The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respect the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

         SECOND: (a) As of immediately before the amendment the total number of shares of stock of all classes which the Corporation has authority to issue is five billion, five hundred million (5,500,000,000) shares, all of which shares are Common Stock (par value $.001 per share) classified into the following series (each known as a Fund):

         220,000,000 shares             ASAF Founders International Small Capitalization Fund

         220,000,000 shares             ASAF T. Rowe Price International Equity Fund

         220,000,000 shares             ASAF Janus Small-Cap Growth Fund

         220,000,000 shares             ASAF T. Rowe Price Small Company Value Fund

         260,000,000 shares             ASAF Janus Capital Growth Fund

         220,000,000 shares             ASAF INVESCO Equity Income Fund

         220,000,000 shares             ASAF American Century Strategic Balanced Fund

         220,000,000 shares             ASAF Federated High Yield Bond Fund

         220,000,000 shares             ASAF Total Return Bond Fund

         1,500,000,000 shares           ASAF JPM Money Market Fund

         220,000,000 shares             ASAF Janus Overseas Growth Fund

         220,000,000 shares             ASAF Oppenheimer Large-Cap Growth Fund

         220,000,000 shares             ASAF Lord Abbett Growth and Income Fund

         220,000,000 shares             ASAF Neuberger Berman Mid-Cap Growth Fund

         220,000,000 shares             ASAF Neuberger Berman Mid-Cap Value Fund

         220,000,000 shares             ASAF Marsico Capital Growth Fund

         220,000,000 shares             ASAF MFS Growth with Income Fund

         220,000,000 shares             ASAF Bankers Trust Managed Index 500 Fund

         220,000,000 shares             ASAF AIM International Equity Fund

                   (b) As amended the total number of shares of stock of all classes which the Corporation has authority to issue is five billion, five hundred million (5,500,000,000) shares, all of which are Common Stock (par value $.001 per share) classified into the following series (each known as a Fund).

         220,000,000 shares             ASAF Founders International Small Capitalization Fund

         220,000,000 shares             ASAF T. Rowe Price International Equity Fund

         100,000,000 shares             ASAF Janus Small-Cap Growth Fund

         220,000,000 shares             ASAF T. Rowe Price Small Company Value Fund

         280,000,000 shares             ASAF Janus Capital Growth Fund

         220,000,000 shares             ASAF INVESCO Equity Income Fund

         220,000,000 shares             ASAF American Century Strategic Balanced Fund

         220,000,000 shares             ASAF Federated High Yield Bond Fund

         220,000,000 shares             ASAF Total Return Bond Fund

         1,500,000,000 shares           ASAF JPM Money Market Fund

         100,000,000 shares             ASAF Janus Overseas Growth Fund

         220,000,000 shares             ASAF Oppenheimer Large-Cap Growth Fund

         220,000,000 shares             ASAF Lord Abbett Growth and Income Fund

         220,000,000 shares             ASAF Neuberger Berman Mid-Cap Growth Fund

         220,000,000 shares             ASAF Neuberger Berman Mid-Cap Value Fund

         220,000,000 shares             ASAF Marsico Capital Growth Fund

         220,000,000 shares             ASAF MFS Growth with Income Fund

         220,000,000 shares             ASAF Bankers Trust Managed Index 500 Fund

         220,000,000 shares             ASAF AIM International Equity Fund

         220,000,000 shares             ASAF Kemper Small-Cap Growth Fund

                  (c) The aggregate par value of all shares having a par value is $5,500,000 before the amendment and is not changed by the amendment.

                  (d) The shares of stock of the Corporation are divided into classes and series, and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption are not changed by this amendment.

         THIRD: The Corporation is a registered open-end company under the Investment Company Act of 1940, as amended. Pursuant to Article 2-208.1 of the Corporation and Associations Article Title of the Annotated Code of Maryland, the foregoing amendment to the Charter of the Corporation (which amendment represents only a classification or reclassification of authorized but unissued shares of capital stock of the Corporation) has been approved by the Board of Directors of the Corporation.

     IN WITNESS WHEREOF, AMERICAN SKANDIA ADVISOR FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on February ___, 2000.

WITNESS:                                  AMERICAN SKANDIA ADVISOR
                                          FUNDS, INC.



________________________________          By: ________________________________
Eric C. Freed                                  John Birch
Secretary                                      Vice President


         THE UNDERSIGNED, Vice President of AMERICAN SKANDIA ADVISOR FUNDS, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                       --------------------------------
                                       John Birch
                                       Vice President